EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-114300 of The Mosaic Company of our report dated June 10, 2004, except for Note 16, as to which the date is August 5, 2004, related to the financial statements of Saskferco Products Inc., appearing in the Proxy Statement/Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Proxy Statement/Prospectus.

/s/  DELOITTE & TOUCHE LLP

Registered Chartered Accountants

Regina, Saskatchewan, Canada

August 9, 2004